EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-264586) and on Form S-8 (333-264081) of our report dated September 18, 2024, relating to the consolidated financial statements of The Marygold Companies, Inc. as of June 30, 2024 and 2023, which appears in this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ BPM LLP

San Francisco, California

September 18, 2024